As filed with the Securities and Exchange Commission on November 7, 1995

			       Registration No. 33-_____
____________________________________________________________

			   FORM S-8

		    Registration Statement
			    Under
		  The Securities Act of 1933
		       _______________

		       INFRASONICS, INC.
    (Exact name of registrant as specified in its charter)

     California                               95-3797283
(State or other jurisdiction                (IRS Employer
of incorporation or organization)        Identification No.)
		       _______________

 3911 Sorrento Valley Boulevard, San Diego, California 92121
 (Address of principal executive office, including zip code)
		       _______________

	   INFRASONICS, INC. 1995 STOCK OPTION PLAN
		  (Full title of the plan)
		       _______________

Jim Hitchin                        Copy to:
President                          Douglas J. Rein, Esq.
Infrasonics, Inc.                  Gray, Cary, Ware &
				   Freidenrich
3911 Sorrento Valley Blvd.         401 "B" Street
San Diego, California 92121        San Diego, CA 92101-4297
(619) 450-9898                     (619) 699-3524
(Name, address, and telephone
number, of agent for service
of process)

		 CALCULATION OF REGISTRATION FEE

Title of the Securities
  to Be Registered                Common Stock,
				  no par value
Amount to Be Registered           515,900 shares

Proposed Maximum Offering
  Price Per Share (1)             $6.00

Proposed Maximum Aggregate
  Offering Price                  $3,095,400.00

Amount of Registration Fee        $1,068.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the price of registrant's Common Stock as listed on the NASDAQ
National Market System on November 3, 1995.

			     PART I

ITEM 1.  PLAN INFORMATION

     Contained in the Section 10(a) Prospectus, as applicable.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYER PLAN
INFORMATION

     Contained in the Section 10(a) Prospectus, as applicable.


			     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by
Infrasonics, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

     (a) The Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 1995, filed pursuant to Sections 13(a) or 15(d) of the Securities Act of 1934 (the "Exchange Act").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 1995.

     (c) Description of the Common Stock of the Company contained in the Registration Statement of the Company on Form 10 filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

	       Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

	       Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

	   Section 317 of the California Corporations Code provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. The Articles of Incorporation and the Bylaws of the Company permit indemnification of its officers and directors to the maximum extent permitted by the California Corporations Code.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

	       Not Applicable.


ITEM 8.  EXHIBITS.

	   4.   Infrasonics, Inc. 1995 Stock Option Plan

	   5.   Opinion of Gray Cary Ware & Freidenrich re:
		Legality

	   24.1 Consent of Gray Cary Ware &
		Freidenrich(included in Exhibit 5).

	   24.2 Consent of Ernst & Young LLP, Independent
		Auditors

	   25.  Power of Attorney


ITEM 9.  UNDERTAKINGS.

	  (a)  Rule 415 Offerings.  The undersigned
registrant hereby undertakes:

	       (1)  To file, during any period in which
		    offers or sales are being made, a post-
		    effective amendment to this Registration
		    Statement;

		    (i)  To include any prospectus required
			 by Section 10(a)(3) of the
			 Securities Act of 1933 (the "1933
			 Act");

		   (ii)  To reflect in the prospectus any
			 facts or events arising after the
			 effective date of this Registration
			 Statement (or the most recent post
			 effective amendment thereof) which,
			 individually or in the aggregate,
			 represent a fundamental change in
			 the information set forth in this
			 Registration Statement;

		  (iii)  To include any material information
			 with respect to the plan of
			 distribution not previously
			 disclosed in this Registration
			 Statement or any material change to
			 such information in this
			 Registration Statement;

	  provided, however, that paragraphs (a)(1)(i) and
	  (a)(1)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the registrant pursuant to Section 13 or
	  Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

	       (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	       (3)  To remove from registration by means of
		    a post-effective amendment any of the
		    securities being registered which remain unsold at the termination of the offering.

	  (b) FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
	       Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

	  (c) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

				SIGNATURES

	  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on October 31, 1995.

			 INFRASONICS, INC.


			 By:/s/  Jim Hitchin
			    Jim Hitchin, President

			 POWER OF ATTORNEY

	  Know all men by these presents that each person whose signature appears below constitutes and appoints Jim Hitchin and Fred McGee or either of them, his or her attorney-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

	  Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signatures:

/s/Jim Hitchin
Jim Hitchin
President and Director
(Principal Executive Officer)
October 31, 1995

/s/Fred McGee
Fred McGee
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
October 31, 1995

/s/Harry L. Casari
Harry L. Casari
Director
October 31, 1995

/s/Janet Colson
Janet Colson
Director
October 31, 1995

/s/Robert A. Hovee
Robert A. Hovee
Director
October 31, 1995

/s/E. A. Vanderpool
E. A. Vanderpool
Director
October 31, 1995

			 INDEX OF EXHIBITS



Exhibit                                         Sequentially
   No.                                            Numbered

 4.       Infrasonics, Inc. 1995
	  Stock Option Plan                           8

5.       Opinion of Gray Cary Ware & Freidenrich
	  re: Legality                               18

24.1      Consent of Gray Cary Ware & Freidenrich
	  (see Exhibit 5)                            18

24.2      Consent of Ernst & Young LLP, Independent
	  Auditors                                   20

25.       Power of Attorney (See Signature Page)      7